UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2004

RSA Security Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25120	04-2916506
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 515-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2004, the Compensation Committee of the Board of Directors of RSA Security Inc. granted to Arthur W. Coviello, Jr., RSA Security’s President and Chief Executive Officer, a stock option under RSA Security’s 1994 Stock Option Plan, as amended – 1998 Restatement to purchase 250,000 shares of RSA Security’s common stock at an exercise price per share of $18.52, which was the closing price of RSA Security’s common stock on The NASDAQ National Market on that date. The stock option is an incentive stock option to the maximum extent permissible under the Internal Revenue Code of 1986, as amended, and a non-qualified option with respect to the remaining shares. The stock option becomes exercisable in installments: 25% of its shares become exercisable on September 28, 2005 and the remaining 75% of its shares become exercisable in 12 equal installments at the end of each three-month period thereafter. Each installment expires on the fourth anniversary of the date on which it becomes exercisable.

In addition, on October 22, 2004, RSA Security’s Administrative Committee approved an amendment to RSA Security’s 2000 Deferred Compensation Plan to shorten the notice period for a participant to extend his or her deferral period, from six months before the deferral period ends to one month before the deferral period ends. The Third Amendment to the RSA Security Inc. Deferred Compensation Plan is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

See the Exhibit Index attached to this Report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc.

November 24, 2004	By:	/s/Jeffrey D. Glidden

Name: Jeffrey D. Glidden
Title: Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to the RSA Security Inc. Deferred Compensation Plan.